Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce D. Hansen and R. Scott Roswell, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of General Moly, Inc., and any and all amendments (including post-effective amendments) and additions to such Registration Statement, and to sign any and all registration statements relating to the same offering of securities as such Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ BRUCE D. HANSEN	Chief Executive Officer	April 11, 2017
Bruce D. Hansen	and Director
(Principal Executive Officer)

/S/ LEE M. SHUMWAY	Chief Financial Officer	April 10, 2017
Lee M. Shumway	(Principal Financial Officer and
Principal Accounting Officer)

/S/ RICARDO M. CAMPOY	Chairman of the Board	April 10, 2017
Ricardo M. Campoy

/S/ MARK A. LETTES	Director	April 10, 2017
Mark A. Lettes

/S/ GARY A. LOVING	Director	April 10, 2017
Gary A. Loving

/S/ GREGORY P. RAIH	Director	April 11, 2017
Gregory P. Raih

/s/ TONG ZHANG	Director	April 10, 2017
Tong Zhang

[Power of Attorney for Form S-3 Shelf Registration Statement]